UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2025

MediaCo Holding Inc. (Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

48 West 25th Street, Third Floor
New York, New York 10010
(Address of principal executive offices, including zip code)

(212) 447-1000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2025, the Board of Directors (the “Board”) of MediaCo Holding Inc. (the “Company”) increased the number of directors and elected Albert Rodriguez, President and Chief Executive Officer ("CEO") of the Company, effective immediately, as a Class II Director of the Board to fill the vacancy resulting from the increase. No committee assignment for Mr. Rodriguez had been determined as of the filing of this Current Report on Form 8-K.
Mr. Rodriguez will receive no compensation for his service as a director of the Board apart from his compensation as President and CEO.
There are no related person transactions (or proposed related person transactions) with respect to Mr. Rodriguez reportable under Item 5.02(d) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.
EXHIBIT INDEX

Exhibit	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.

Date:	August 17, 2025	By:	/s/ Debra DeFelice
Debra DeFelice
Chief Financial Officer and Treasurer